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                                                                    EXHIBIT 10.9

                              CRITICAL PATH, INC.

                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

Critical Path, Inc., a California corporation (the "Company"), granted an Option on November 8, 2001 to purchase shares of its common stock (the "Shares") to the Optionee named below. The terms and conditions of that Option grant, as amended and restated, are set forth in this cover sheet, the attachment, the Company's 1998 Stock Option Plan (the "Plan") and in the Optionee's employment agreement with the Company dated August 13, 2001 as may be amended and in effect from time to time.

Date of Option Grant: November 8, 2001
                      -------------------

Name of Optionee: David Hayden
                  ----------------------

Optionee's Social Security Number:

Number of Shares Covered by Option: 2,710,000
                                    -----------------

Exercise Price per Share: $1.13
                          -------

Vesting Start Date: November 8, 2001
                    -----------------

        BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ENCLOSED.

Optionee:      /s/ David Hayden
                                ---------------------------
                                (Signature)

Company:       /s/  William McGlashan
                                      ---------------------------
                                      (Signature)

Title: Interim Chief Executive Officer
       ------------------------------------------

Attachment


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                               CRITICAL PATH, INC.

                      AMENDED AND RESTATED 1998 STOCK PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

NONSTATUTORY STOCK OPTION       This option is not intended to be an incentive
                                stock option under section 422 of the Internal
                                Revenue Code and will be interpreted
                                accordingly.

VESTING The Shares under this option will vest in accordance with the vesting schedule indicated below:

NUMBER OF OPTIONS               VESTING EVENT

     (i)       1,084,000        Vested upon date of option grant.

     (ii)        542,000        Monthly vesting on a pro-rata basis between
                                January 1, 2001 and December 31, 2004 with earlier full vesting if the daily closing sale price of the Company (as reported by NASDAQ) exceeds an average of $5.00 per share (or as adjusted for any future stock splits, stock dividends, recapitalization, or similar events) for at least 22 consecutive trading days provided this goal is completely achieved by July 1, 2002.

     (iii)       542,000        Monthly vesting on a pro-rata basis between
                                January 1, 2001 and December 31, 2004 with earlier full vesting upon the retention of six
                                (6) months employment of the new CEO (as CEO) who was hired by you pursuant to Section 3(a) in your employment agreement with the Company.

     (iv)        542,000        Vested on December 31, 2004 with earlier full
                                vesting upon the Company's attainment of positive Earnings Before Interest Taxes
                                Depreciation and Amortization ("EBITDA") for any fiscal quarter provided such positive EBITDA occurs for a fiscal quarter in or before the end of the second fiscal quarter of 2002. EBITDA will be determined by the Company's independent public accountants using the Company's financial statements as reported in filings with the Securities and Exchange Commission ("SEC").
                                Earnings, for EBITDA determination purposes, will include revenue from only normal business operations and will not include any extraordinary or nonrecurring income or revenue items.


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                                Your option vesting will cease in the event that
                                your employment and service as a Company director both terminate for any reason. Your option vesting will also cease upon your voluntary resignation of employment without Good Reason or upon a termination for Cause (as such terms are defined in your employment agreement with the Company). A leave of absence, regardless of the reason, shall be deemed to constitute the cessation of your employment unless such leave is authorized by the Company, and you return within the time specified in such authorization.

                                The above performance-based acceleration triggers will cease to be applicable upon your prior cessation of employment for any reason. The Compensation Committee of the Board of Directors must certify in writing that the performance goals have been satisfied before any Option vesting will be accelerated pursuant to attainment of performance goals.

                                In the event of a Change in Control of the Company, 50% of your then-unvested Options (meaning 50% of your unvested Options that are otherwise scheduled to vest under (ii), (iii) and (iv) above on each vesting date had a Change in Control not occurred) shall become vested provided that you are employed by the Company on the date the negotiations or communications began (as determined by the Board in good faith) which lead to the Change in Control provided, however, that all of your then-unvested Options shall become vested if the Change in Control consideration received by Company shareholders is at least $10.00 per share (with such share price adjusted for any future stock splits, stock dividends, recapitalization, or similar events).

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. It will expire earlier if your employment and your service as a Company director terminate, as described below.

REGULAR TERMINATION             If your employment and your service as a Company
                                director terminate for any reason except Cause, death or Disability, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.


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CAUSE                           If your employment or service as a Company
                                director terminates on CAUSE account of Cause, then your option will expire immediately.

DEATH In the event of your death during the period of your employment or service as a Company director, your option will expire at the close of business at Company headquarters on the date six months after the date of death. During that six-month period, your estate or heirs may exercise your option.

DISABILITY                      If your employment and service as a Company
                                director terminate because of your Disability, then your option will expire at the close of business at Company headquarters on the date six months after your termination date.

                                "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

LEAVES OF ABSENCE               For purposes of this option, your employment
                                does not terminate when you go on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your employment terminates in any event when the approved leave ends if you fail or refuse to return to active service.

                                Consistent with the terms of this Agreement and your Employment Agreement, the Company determines which leaves count for this purpose, and when your employment terminates for all purposes under the Plan.

RESTRICTIONS ON EXERCISE        The Company will not permit you to exercise this
                                option if the issuance of Shares at that time would violate any law or regulation.


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NOTICE OF EXERCISE              When you wish to exercise this option, you must
                                notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when received by the Company.

                                If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT                 When you submit your notice of exercise, you
                                must include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                                - Your personal check, a cashier's check or a money order.

                                - By delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

                                - Payment may be made all or in part with a full recourse promissory note executed by you. The interest rate and other terms and conditions of such note shall be determined in your employment agreement with the Company. The Company will require that you pledge your Shares to the Company for the purpose of securing the payment of such note.

WITHHOLDING TAXES               You will not be allowed to exercise this option
                                unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of the Shares acquired upon exercise of this option.

RESTRICTIONS ON RESALE          By signing this Agreement, you agree not to sell
                                any option Shares at a time when applicable laws or regulations or Company or underwriter trading policies prohibit a sale.

                                You represent and agree that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

                                In the event that the sale of Shares under the Plan is not registered


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                                under the Securities Act but an exemption is
                                available which requires an investment
                                representation or other representation, you shall represent and agree at the time of exercise to make such representations as are deemed necessary or appropriate by the Company and its counsel.

                                Prior to any Change in Control of the Company, the shares acquired under this option can be sold or transferred only pursuant to an SEC Rule 10b5-1 trading plan that is pre-approved by the Board of Director's Compensation Committee.

TRANSFER OF OPTION              Prior to your death, only you may exercise this
                                option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will.

                                Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.

NO RETENTION RIGHTS             Your option or this Agreement do not give you
                                the right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserves the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS              You, or your estate or heirs, have no rights as
                                a shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS                     In the event of a stock split, a stock dividend
                                or a similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity, except to the extent the foregoing conflict with or are in any way inconsistent with Section 8 of your employment agreement.


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FORFEITURE                      If, at any time within one year after
                                termination of employment, you engage in either of the following: (i) your commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, in each case having a material adverse effect on the business or affairs of the Company or its affiliates or stockholders; or (ii) your willful or intentional breach of Company confidential information obligations, in each case having a material adverse effect on the business or affairs of the Company or its affiliates or stockholders; or (iii) your unreasonable refusal to comply with lawful requests for cooperation made by the Board of Directors, then (1) this option shall terminate and be forfeited effective the date on which you enter into such activity, unless terminated or forfeited sooner by operation of another term or condition of this option or the Plan, (2) any stock acquired by you pursuant to the exercise of this option during the Forfeiture Period (as defined below) shall be forfeited, and (3) any gain realized by you from the sale of stock acquired through the exercise of this option during the Forfeiture Period shall be paid by you to the Company. The "Forfeiture Period" shall mean the period commencing six months prior to your termination of employment and ending one year from your termination of employment.

RIGHT OF SET OFF                By accepting this Agreement, you consent to a
                                deduction from any amounts the Company owes you from time to time, to the extent of the amounts you owe the Company under the paragraph above.
                                If the Company does not recover by means of set-off the full amount you owe it, calculated as set forth above, you agree to pay immediately the unpaid balance to the Company upon the Company's demand.

LEGENDS All certificates representing the Shares issued upon exercise of this option shall have endorsed thereon the applicable legends.

APPLICABLE LAW                  This Agreement will be interpreted and enforced
                                under the laws of the State of California.

THE PLAN AND OTHER AGREEMENTS   The text of the Plan and your employment
                                agreement are incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan or your employment agreement.


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                                This Agreement, the Plan and your employment
                                agreement with the Company dated August 1, 2001, as may be amended and in effect from time to time, constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN, EXCEPT TO THE EXTENT MODIFIED BY YOUR EMPLOYMENT AGREEMENT.